FIRST AMENDMENT TO
OCEAN ENERGY, INC.
EXECUTIVE SUPPLEMENTAL RETIREMENT PLAN
(as amended and restated July 1, 2001)

     WHEREAS, OCEAN ENERGY, INC., a Delaware corporation (the "Company") maintains the OCEAN ENERGY, INC. EXECUTIVE SUPPLEMENTAL RETIREMENT PLAN ( the "Plan"); and

     WHEREAS, the Company desires to amend the Plan;

     NOW, THEREFORE,the Plan is amended as follows, effective as of July 18, 2002:

1. Section 1.01(2) of the Plan is hereby amended to read as follows:

“Actuarial Equivalent: Equality in value of the aggregate amounts expected to be received under different forms of payment based upon (i) the Applicable Mortality Table (as defined in section 417(e)(3)(A)(ii)(I) of the Code), and (ii) the annual rate of interest on the 20 year constant maturity rate published by the U.S. Treasury for the calendar month that is three months prior to the calendar year in which the Member’s Annuity Starting Date occurs.”

2. As amended hereby, the Plan is specifically ratified and reaffirmed.

EXECUTED this July 18, 2002.

OCEAN ENERGY, INC.

By: /s/ Peggy T. d’Hemecourt
Name: Peggy T. d’Hemecourt
Title: Vice President Human Resources